EXHIBIT 32

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-QSB of NextPhase Wireless, Inc. for the quarter ended December 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of NextPhase Wireless, Inc. for the quarter ended and nine months ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter and nine months ended  December 31, 2007, fairly presents in all material respects, the financial condition and results of operations of NextPhase Wireless, Inc.

Date: February 15, 2008
/s/Robert Ford
By: Robert Ford
Title: President & Chief Executive Officer

Date: February 15, 2008
/s/David Noyes
By: David Noyes
Title: Chief Financial Officer